Exhibit 10.2

NEULION, INC. (FORMERLY JUMPTV INC.)

2006 STOCK APPRECIATION RIGHTS PLAN

April 26, 2006, as amended on November 13, 2007, March 26, 2008, May 13, 2009, July 14, 2009 and April 29, 2010

1.	Purpose

The purpose of this Stock Appreciation Rights Plan (the “Plan”) of NeuLion, Inc. (formerly JumpTV Inc.) and any successor thereof (the “Corporation”) is to provide a means whereby the Corporation may, through the grant of rights (each, a “Right”) to senior officers and directors of the Corporation (and of any affiliate or subsidiary of the Corporation) to receive cash compensation based on the appreciation of the common shares of the Corporation (“Common Shares”) or to purchase or receive Common Shares in order to motivate senior officers and directors to exert their best efforts on behalf of the Corporation (and any affiliate or subsidiary) and to closely align the personal interests of such senior officers and directors with those of the shareholders.  Rights to receive cash compensation or to purchase or receive Common Shares may be granted by the Corporation from time to time to senior officers and directors of the Corporation, or of any affiliate or subsidiary of the Corporation, or to personal holding corporations, the shares of which are held directly or indirectly by such Rightsholders, and/or their spouses, and/or minor children or grandchildren, or to registered retirement savings plans established by and for the sole benefit of such Rightsholders (such persons, corporations and plans shall be considered to be the class of eligible Rightsholders hereunder).

2.	Number of Shares Available Under Plan

Common Shares to be issued upon exercise of Rights granted under the Plan shall be reserved on the date of the grant of such Rights for issuance upon exercise of such Rights.

(a)      Maximum Number.  Subject to adjustment as provided in Subparagraph 4(i) below, the aggregate number of Common Shares which may be reserved for issuance under the Plan shall not exceed the greater of (x) 4,150,000 and (y) 5% of the issued and outstanding Common Shares.  The Common Shares reserved for issuance upon the exercise of Rights that (i) expire unexercised; (ii) are exercised by the Rightsholder for the “In The Money Value of the Right” (as hereinafter defined) in cash pursuant to a Cash Settlement Request (as hereinafter defined); (iii) are exercised for Common Shares issued from Treasury or purchased by the Corporation in the secondary market pursuant to a Securities Settlement Request (as defined below); or (iv) are exercised for Common Shares issued from Treasury pursuant to a Treasury Shares Alternative Settlement Request (as hereinafter defined) pursuant to subparagraphs 4(c), (d) or (e) below (or any combination thereof), shall be available for subsequent grants of Rights under the Plan.

(b)      Termination, Expiry, etc.  If any Rights granted under the Plan shall terminate, expire or, with the consent of the Rightsholder and any applicable regulatory authority, be cancelled such number of new Rights may thereafter be granted, subject to applicable regulatory requirements.

3.	Administration

(a)      Supervision by Board.  The Plan shall be administered under the supervision of the board of directors of the Corporation or the compensation committee of the board of directors (both of which are referred to hereinafter as the “Board”).

(b)      Powers of Board.  Subject to the provisions of the Plan, the Board shall have the power to:

(i)	determine and designate from time to time those persons to whom Rights under this Plan are to be granted and the number of Common Shares to be subject to such Rights; and

(ii)	determine the time or times when, and the manner in which, each Right shall be exercisable and the duration of the exercise period.

(c)      Other Rights and Purchase Plans.  A senior officer or director who has been granted a Right may, if the person is otherwise eligible, be granted an additional Right or Rights under this Plan or any other option or purchase plans of the Corporation if the Board shall so determine.

(d)      Interpretation: Rules and Regulations.  The Board may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions as it deems necessary or advisable.  Without limiting the generality of the foregoing, the Board may, in its discretion, treat all or any portion of any period during which a Rightsholder is on an approved leave of absence from the Corporation, or an affiliate or subsidiary of the Corporation, as a period of employment of such Rightsholder by the Corporation, or such affiliate or subsidiary, as the case may be, for the purpose of accrual of the Rightsholder’s Rights under the Plan.  Any interpretation, determination or other action made or taken by the Board shall be final, binding and conclusive.

(e)      Discretionary Awards to Non-Employee Directors.    The Compensation Committee of the Board, being an independent committee of the Board, shall administer any discretionary awards to non-employee directors.

4.	Terms and Conditions

Rights granted under the Plan shall be evidenced by a Rights agreement, in a form approved by the Board, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Board may deem appropriate:

(a)      Rights Period.  Each Rights agreement shall specify the period for which the Rights thereunder are exercisable (which in no event shall exceed 5 years from the date of grant) and shall provide that the Rights shall expire at the end of such period.

(b)      Exercise Price.  The exercise price (the “Exercise Price”) of each Right shall be determined by the Board at the time such Rights are granted but in no event shall such price be lower than the Market Price (as hereinafter defined) at the time of the grant.

“Market Price” means the volume weighted average trading price of the Common Shares of the Corporation on the Toronto Stock Exchange (the “TSX”), or another stock exchange where the majority of the trading volume and value of the Common Shares occurs, calculated by dividing the total value by the total volume of Common Shares traded for the five (5) trading days immediately preceding the date of the Rights grant.  In certain exceptional circumstances and where appropriate, the TSX or another exchange may exclude certain trades from this calculation and adjust the market price accordingly.  If the securities are suspended from trading or have not traded on the TSX or another exchange for an extended period of time, the market price will be the fair market value of the listed securities as determined by the Board.  In all instances, the Market Price shall be determined in accordance with Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”).

(c)      Cash Settlement.

(i)
Rightsholders shall be entitled to elect a cash settlement (“Cash Settlement”) of the Rights.  A Cash Settlement shall provide the Rightsholder (or in the event of the death of the Rightsholder, the Rightsholder’s executors or personal representatives) with the right to receive, upon the exercise of the Rights (in accordance with the terms of the Rights), the “In the Money Value of the Right” in cash (a “Cash Payment Request”).

(ii)
The Board has discretionary authority to accept or reject a Cash Payment Request in whole or in part. Notwithstanding the foregoing, the General Counsel of the Corporation may approve a Cash Payment Request in respect of amounts equal to or less than $2,500 United States dollars.

(iii)
If a Cash Payment Request is accepted, the Corporation shall pay the amount representing the “In the Money Value of the Right” accepted by the Board within 20 days of receipt of notice of such Cash Payment Request.

(iv)
If a Cash Payment Request is rejected by the Board in whole or in part, the Rightsholder shall elect either a Securities Settlement or a Treasury Share Settlement Alternative in respect of that portion of the Cash Payment Request which was rejected by the Board.

“In the Money Value of the Right” shall mean the amount by which the weighted average trading price per Common Share on the TSX, or such other exchange upon which the Common Shares are then trading, for the “Pricing Date” exceeds the Exercise Price multiplied by the number of Common Shares for which the Rights are exercised. The “Pricing Date” shall be the date of exercise (or if the Common Shares do not trade on the TSX on the exercise date, the next date on which the Common Shares trade) provided that notice of the exercise of the Rights is received by the Secretary of the Corporation on or before 9:30 a.m. local time on the exercise date.  If notice of exercise is received by the Secretary of the Corporation after 9:30 a.m. on the exercise date, the Pricing Date shall be the next date upon which the Common Shares trade on the TSX.

(d)      Securities Settlement. In lieu of receiving a Cash Settlement, Rightsholders shall be entitled to elect to receive the In the Money Value of the Right in Common Shares (the “Securities Settlement”) by requesting that the Corporation issue from treasury the number of Common Shares represented by dividing the In the Money Value of the Right by the Market Price) (a “Securities Settlement Request”), which Common Shares will be issued from treasury to the Rightsholder (or, if deceased, his legal representative) as fully paid and non-assessable shares in the capital of the Corporation. Notwithstanding the foregoing, if a Rightsholder requests a Securities Settlement the Corporation, at its discretion, is entitled to fulfill all or any part of such Securities Settlement Request by purchasing some or all of the Common Shares the Rightsholder (or, if deceased, his legal representative) is entitled to receive in the secondary market for the account of the Rightsholder. Any such Common Shares purchased in the secondary market to fulfill all or any part of a Securities Settlement Request shall be transferred to, and registered in the name of, the Rightsholder (or, if deceased, his legal representative) or as the Rightsholder directs.  Upon receipt of a Securities Settlement Request, the Corporation shall issue or purchase, as the case may be, the Common Shares which the Rightsholders is entitled to receive within 10 days of receipt of notice of such Securities Settlement Request.

(e)      Treasury Share Settlement Alternative. At the sole option of the Rightsholder, in lieu of receiving a Cash Settlement or a Securities Settlement or any combination of the foregoing, the Rightsholder may elect to pay to the Corporation the Exercise Price and receive that number of Common Shares from the treasury of the Corporation (the “Treasury Share Settlement Alternative”). Upon receipt of a request by a Rightsholder for a Treasury Share Settlement Alternative (a “Treasury Share Settlement Alternative Request”) in accordance with the provisions of this plan and the Rights agreement, all such Common Shares shall be issued as non-assessable and fully paid shares in the capital of the Corporation. Upon receipt of a Treasury Share Settlement Alternative Request, the Corporation shall issue the Common Shares which the Rightsholders is entitled to receive within 10 days of receipt of notice of such Treasury Share Settlement Alternative Request.

For greater certainty, a Rightsholder may elect to receive, upon exercise of Rights, the value of such exercise partially in cash (pursuant to a Cash Settlement Request) and partially in Common Shares (pursuant to a Securities Settlement Request and/or a Treasury Share Settlement Alternative Request).

With regard to any Rights granted to a “covered individual”, as defined in Section 162(m)(3) of the Code, the award shall be made by a committee of the Board that constitutes a “compensation committee” within the meaning of Section 162(m).

(f)      Exercise of Right.  The Board may specify in any Rights agreement or resolution authorizing Rights: (i) that no part or parts of any Right may be exercised until the Rightsholder shall have been a senior officer or director of the Corporation or an affiliate or subsidiary of the Corporation for such period after the date on which the Rights are granted as the Board may specify in the Rights agreement or resolution; or (ii) that any Rights shall not be exercisable until such vesting period or periods as may be specified by the Board shall have elapsed.

(g)      Payment of Purchase Price Upon Exercise.  The Exercise Price for Common Shares issued upon a Treasury Share Settlement Alternative Request shall be fully paid in cash or by cheque to the Corporation at the time of such exercise.

(h)      Exercise in the Event of Death or Termination of Employment, etc.

(i)
If a Rightsholder shall die (or if  the Rightsholder is a personal holding company controlled by, or a registered retirement savings plan established by, a senior officer or director, then if such person shall die) (A) while a senior officer or director of the Corporation, or of an affiliate or subsidiary of the Corporation, or (B) within 30 days after termination of the Rightsholder’s office or directorship with the Corporation, or an affiliate or subsidiary of the Corporation, in accordance with clause (ii) or (iii) below, the Rightsholder’s Rights shall expire upon the earlier of 12 months from the date of death and the expiration date specified in accordance with Subparagraph 4(a) above.  In the case of Rightsholders who are natural persons, such right of exercise may be exercised, to the extent that the Rightsholder shall have been entitled to do so at the date of death, by the person or persons to whom the Rightsholder’s Rights under the Rights pass by will or applicable law, or if no such person has such right, by the Rightsholder’s executors or administrators.

(ii)
If a Rightsholder’s (or, if the Rightsholder is a personal holding company controlled by, or a registered retirement savings plan established by, a senior officer or director, then if such person’s) office or directorship with the Corporation, or an affiliate or subsidiary of the Corporation, shall terminate because of the Rightsholder’s permanent disability, the Rightsholder may exercise the Rightsholder’s Rights, to the extent the Rightsholder may be entitled to at the date of the termination of the Rightsholder’s office with the Corporation, at any time, or from time to time, within six months of the date of the termination of the Rightsholder’s office, but in no event later than the expiration date specified in accordance with Subparagraph 4(a) above;

(iii)
If any Rightsholder’s (or, if the Rightsholder is a personal holding company controlled by, or a registered retirement savings plan established by, a senior officer or director, then if such person’s) office or directorship with the Corporation, or an affiliate or subsidiary of the Corporation, shall terminate for any reason other than the Rightsholder’s death or permanent disability, the Rightsholder may exercise the Rightsholder’s Rights, to the extent that the Rightsholder may be entitled to do so at the date of the termination of the Rightsholder’s office or directorship, at any time or from time to time, within 90 days of the date of termination of the Rightsholder’s office or directorship, but in no event later than the expiration date specified in accordance with Subparagraph 4(a) above; provided that in the case of termination of office for cause, the Rightsholder’s Rights to exercise the Rightsholder’s Rights shall cease forthwith upon notice of such termination being given;

(iv)
In the event of termination in (i), (ii) or (iii) above, the Board shall have the discretion, in appropriate circumstances, to extend the period for exercise of the Rightsholder’s Rights, but in no event later than the expiration date specified in accordance with subparagraph 4(a) above.

(i)      Right to Exercise Rights in connection with a Proposed Transaction.

(i)
If there is a Take-over Bid or Issuer Bid (as those terms are defined pursuant to applicable securities laws), other than a “Normal Course” Issuer Bid, made for all or any of the issued and outstanding Common Shares, then the Board may, in its sole discretion, by resolution, permit any or all unvested Rights of any or all Rightsholders outstanding under the Plan to become immediately exercisable (subject to any limitations the Board may impose) in order to permit Common Shares issuable pursuant to a Securities Settlement or Treasury Shares Settlement Alternative election to be tendered to such bid.

(ii)
There shall be no automatic vesting of unvested Rights held by a Rightsholder in connection with a Change of Control (as defined below) unless otherwise agreed in an employment or consulting agreement. For the purposes of this provision, a “Change of Control” will be deemed to have occurred when:

(A)
a person (which includes a partnership or corporation) acting alone or jointly or in concert with others, acquires beneficial ownership of voting securities of the Corporation which, together with voting securities of the Corporation already owned by such person or persons, constitutes in the aggregate 50% or more of the outstanding voting securities of the Corporation (for greater certainty, an initial public offering of the Corporation’s Common Shares will not constitute a Change of Control). A person who is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as a part of such person’s duties for fully managed accounts, holds or exercises voting power over voting securities of the Corporation, will not, solely by reason thereof, be considered to be a beneficial owner of such voting securities;

(B)	the Corporation agrees to amalgamate, consolidate or merge with another body corporate;

(C)	any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding up of the Corporation; or

(D)	the Corporation decides to sell, lease, or otherwise dispose of all, or substantially all, of its assets.

All unvested Rights held by a Rightsholder shall vest immediately in the event that such Rightsholder’s office or directorship is terminated at any time prior to the expiry date of such Rights by virtue of, or in connection with, a Change of Control, except in the case of termination for cause of such Rightsholder’s office (in which case such Rights shall not vest).

(j)      Acceleration of Awards  The Board or any committee of the Board shall not be permitted to accelerate the vesting of any Rights granted under the Plan except in the case of death, disability, retirement, change of control or pursuant to the terms and conditions of any pre-existing employment agreements (the “Permitted Grounds”).  If the Board or any committee of the Board accelerates the vesting of any Rights for any reason other than the Permitted Grounds, the number of Rights in respect of which vesting is to be accelerated or waived for purposes other than the Permitted Grounds shall be limited to 10% of the Rights authorized for grant under the Plan.

(k)      Investment Representation, Listing and Regulation.

(i)
No Rights shall be granted under the Plan unless and until the Plan shall have been approved by the TSX, if required, or any other stock exchange from which approval is required. However, any Rights granted in accordance with this Plan by the Board prior to the time when such stock exchange approval is required shall be valid and binding in accordance with this Plan and the terms of such grant.

(ii)
Each Right shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the registration, qualification or other approval of or in connection with the Plan is necessary or desirable under any provincial or federal law, then such Rights may not be exercised (whether in respect of a Cash Settlement Request, Securities Settlement Request or Treasury Share Settlement Alternative Request, as appropriate), in whole or in part, unless and until such registration, qualification or approval shall have been obtained free of any condition not acceptable to the Board.  The Rightsholder shall, to the extent applicable, cooperate with the Corporation in relation thereto and shall have no claim or cause of action against the Corporation or any of its officers, directors or shareholders as the result of any failure by the Corporation to take any steps to obtain any such registration, qualification or approval.

(iii)
The granting of Rights and any issuance of Common Shares under the Plan in accordance with a Securities Settlement Request or a Treasury Shares Settlement Alternative Request shall be carried out in compliance with applicable securities laws, statutes, regulations of governmental authorities and applicable stock exchanges. The Corporation is not obligated by any provision of this Plan or any grant hereunder to permit the exercise of any Right granted hereunder in violation of any applicable law.

(l)      Adjustments in Event of Change of Common Shares.  Subject to any required approvals of applicable regulatory authorities and stock exchanges, in the event of any change in the Common Shares by reason of any stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Shares at a price substantially below fair market value, or of any similar change affecting the Common Shares, the number and kind of shares which thereafter may be subject to, and sold under, the Plan and the number and kind of shares subject to the Plan in outstanding Rights agreements and the Exercise Price thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the Rights granted to, or available for, participants in the Plan.

(m)     Liquidation.  In the event the Board shall adopt a plan of complete liquidation, all Rights shall become immediately exercisable in full, notwithstanding that they may have been initially granted on an instalment basis.

(n)     No Rights as Shareholder.  No Rightsholder shall have any Rights as a shareholder with respect to any Common Shares subject to the Rightsholder’s Rights prior to the date of issuance to such Rightsholder of a certificate or certificates for such shares in connection with a Securities Settlement Request or a Treasury Shares Settlement Alternative Request.

(o)     No Rights to Continued Employment.  The Plan and any Rights granted under the Plan shall not confer upon any Rightsholder any right with respect to continuance in such Rightsholder’s office or directorship with the Corporation, or any affiliate or subsidiary of the Corporation, nor shall they interfere in any way with the right of the Corporation, or any affiliate or subsidiary of the Corporation, for which a Rightsholder holds an office to terminate the Rightsholder’s position in such office at any time in accordance with applicable law, or with the rights of the shareholders of the Corporation to end the Rightsholder’s directorship with the Corporation.

(p)     Financial Assistance.  At the discretion of the Board and subject to applicable law, the Corporation may provide financial assistance to any Rightsholder to assist in the exercise of Rights granted hereunder, such assistance to be in such form and on such terms as the Board may approve including, without limiting the generality of the foregoing, by way of loan which may be interest-bearing or non-interest-bearing, recourse or non-recourse, and secured or unsecured.

5.	Amendment and Discontinuance

(a)           The Board may, at any time and from time to time, amend, suspend or terminate the Plan without shareholder approval, provided that no such amendment, suspension or termination may be made without obtaining any required approval of any regulatory authority or stock exchange or the consent or deemed consent of a Rightsholder where, in the case of a Rightsholder such amendment, suspension or termination materially prejudices the rights of the Rightsholder.

(b)           Notwithstanding the provisions of Section 5(a), the Board may not, without the approval of the shareholders of the Corporation, make amendments to the Plan for any of the following purposes:

(i)	to increase the maximum number of Common Shares issuable under the Plan;

(ii)	to reduce the Exercise Price of Rights for the benefit of an Insider;

(iii)	to extend the period for which the Rights are exercisable in respect of Rights for the benefit of an Insider (as defined in Section 6); and

(iv)	to amend the provisions of this Section 5(b).

(c)           The Board may, at any time and from time to time, without the approval of the shareholders of the Corporation, amend any term of any outstanding Right, provided that:

(i)	any required approval of any regulatory authority or stock exchange is obtained;

(ii)
if the amendments would reduce the Exercise Price or extend the period for which the Rights are exercisable in respect of Rights granted to Insiders (as defined in Section 6), approval of the shareholders of the Corporation must be obtained;

(iii)	the Board would have had the authority to initially grant the Rights under the terms so amended; and

(iv)	the consent or deemed consent of the Rightsholder is obtained if the amendment would materially prejudice the rights of the Rightsholder.

6.           Restrictions on Awards

The maximum number of Common Shares that:

(a)           may be reserved for issuance to Insiders pursuant to the Plan and any other previously established or proposed Share Compensation Arrangement is 10% of the number of Common Shares outstanding;

(b)           may be issued to Insiders under the Plan and any other previously established or proposed Share Compensation Arrangement within a one-year period is 10% of the number of Common Shares outstanding; and

(c)           may be issued to any one Insider under the Plan and any other previously established or proposed Share Compensation Arrangement within a one-year period is 5% of the number of Common Shares outstanding.

If a proposed Share Compensation Arrangement, together with all of the Corporation’s other previously established or proposed Share Compensation Arrangements, could result, at any time, in the number of shares reserved for issuance pursuant to stock options granted to Insiders exceeding 10% of the outstanding issue, the Share Compensation Arrangement must be approved by a majority of the votes cast at the shareholders’ meeting other than votes attaching to securities beneficially owned by Insiders.

For the purposes of this Section 6, holders of non-voting and subordinate voting shares must be entitled to vote with the holders of any class of shares of the Corporation which otherwise carry greater voting rights, on a basis proportionate to their respective residual equity interests in the Corporation.

For the purposes of this Section 6, the following terms shall have the following meanings:

(a)           “Insider” has the meaning given to that term in the Securities Act (Ontario) and also includes associates and affiliates of the insider, but does not include directors or senior officers of a subsidiary or affiliate of the Corporation unless such director or senior officer:

(i)	in the ordinary course receives or has access to information as material facts or material changes concerning the Corporation before the material facts or material changes are generally disclosed;

(ii)
is a director or senior officer of a “major subsidiary” of the Corporation (where “major subsidiary” has the meaning given to that term in National Instrument 55-101 – Insider Reporting Exemptions); or

(iii)	is an insider of the Corporation in a capacity other than as a director or senior officer of the subsidiary or affiliate.

For the purpose of this definition, the terms “affiliate”, “associate” and “subsidiary” have the meanings given to them, respectively, in the Securities Act (Ontario).

“Share Compensation Agreement” means any stock option, stock plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

7.	Proceeds from Sales of Common Shares

The aggregate Exercise Price received from the sale of Common Shares issued upon receipt by the Corporation of such Exercise Price in connection with a Treasury Shares Settlement Alternative Request shall be added to the general funds of the Corporation and shall thereafter be used from time to time for such corporate purposes as the Board may determine.

8.	Withholding

The Corporation shall have the right to deduct and withhold from (or recover in respect of) any payment to be made pursuant to or in connection with this Plan, any Right or any Shares the amount of any taxes required by law to be withheld from, or paid in connection with, such payment.  The Corporation may, in its discretion, permit a Rightsholder to elect to satisfy such withholding obligation through a cash payment to be made by such Rightsholder, through the surrender of Shares held by a Rightsholder in a manner acceptable to the Corporation, or through the surrender of shares which the Rightsholder is otherwise entitled to receive under the Plan or any Right.  The Corporation shall have the right to sell any of the Rightsholder’s Shares to satisfy or recover any taxes which are payable by the Corporation in respect of this Plan, any Right or any Shares for the account of such Rightsholder.  Where the withholding undertaken in connection with the foregoing is considered by the Corporation to be inadequate, the payment or delivery of property hereunder by the Corporation shall be conditional upon such Rightsholder (or other person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment or provision of all required taxes.  For purposes hereof, “taxes” shall refer to any local, foreign, federal, provincial, state, social security, withholding or any other taxes or governmental charges of any kind whatsoever.

9.	Employee Responsibility

Neither the Corporation nor any of its subsidiaries shall assume any responsibility in respect of any tax consequences that arise from participation in the Plan by any employee, consultant or other person.  Such persons are urged to consult their own independent tax advisors in such regard.  In particular, the Corporation and its subsidiaries shall have no liability in respect of any Rights which a Rightsholder may cause to be issued to any personal holding corporation and/or their spouse and/or minor children or grandchildren, and/or to registered retirement savings plans or similar deferred compensation plans.